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                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Agreement") is entered into as of August 4, 2006, by and between STERLING FINANCIAL CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                   ARTICLE I
                                  CREDIT TERMS

     SECTION 1.1. LINE OF CREDIT.

     (a) Line of Credit - 364 Days. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including August 3, 2007, not to exceed at any time the aggregate principal amount of Forty Million Dollars ($40,000,000.00) ("Line of Credit"), the proceeds of which shall be used for Borrower's working capital purposes and general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of August 4, 2006 ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

     (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

     SECTION 1.2. INTEREST/FEES

     (a) Interest. The outstanding principal balance of the Line of Credit shall bear interest at the rate of interest set forth in the Line of Credit Note.

     (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

     (c) Commitment Fee. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to Twenty Thousand Dollars ($20,000.00), which fee shall be due and payable in full on the date of this Agreement.

     (d) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one-fifth percent (0.20%) per annum (computed on the basis of a 360-day year, actual days elapsed) on


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the average daily unused amount of the Line of Credit, which fee shall be calculated on a calendar quarter basis by Bank and shall be due and payable by Borrower in arrears on the last day of each March, June, September and December.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of Washington and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene and provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligations, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge, threatened actions, claims, investigations, suites or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The annual financial statement of Borrower dated December 31, 2005, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.


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     SECTION 2.6 INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA as occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. BANK SUBSIDIARIES. As of the date of this Agreement Borrower owns 100% of the issued and outstanding common voting stock in Sterling Savings Bank. Each bank, if any, named in this Section, and each bank at any time hereafter established or acquired by Borrower, is referred to as a "Bank Subsidiary."

                                   ARTICLE III
                                   CONDITIONS

     SECTION 3.1 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be reasonably satisfactory to Bank's counsel.

     (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

     (i) This Agreement and each promissory note or other instrument or document required hereby.

     (ii) Certificate of Incumbency.

     (iii) Corporate Borrowing Resolution.

     (iv) Such other documents as Bank may require under any other Section of this Agreement.


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     (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

     SECTION 3.2 CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant thereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principals consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower; provided, however, Bank understands that Borrower is a publicly owned company whose shares are traded on a national exchange and that, as a consequence, Bank agrees that it, its employees attorneys, and agents, shall keep all non-public financial information of Borrower strictly confidential and that neither it, or any of its employees, attorneys or agents, shall trade, sell or otherwise exchange any shares of Borrower's stock while they are in possession of any of Borrower's nonpublic financial information.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than 90 days after and as of the end of each fiscal year, an unqualified audit of the financial statement of Borrower prepared by the independent accounting firm of BDO Seidman, or such other independent certified public accountant reasonably acceptable to


                                       -4-

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Bank, to include balance sheet, income statement, statement of Borrower's cash flow, which Bank confirms is acceptable to it, management report, auditor's report, all supporting schedules, footnotes and a copy of 10K report filed with the Securities Exchange Commission;

     (b) not later than 45 days after and as of the end of each fiscal quarter, company prepared financial statement of Borrower, to include a balance sheet, income statement, statement of cash flow, and a copy of 10Q report filed with the Securities Exchange Commission;

     (c) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a compliance certificate of the president or chief financial officer of Borrower that said financial statements are accurate, that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default, and demonstrating compliance with the financial covenants contained in this Agreement;

     (d) as soon as available, and in any event no later than 15 days after filing with the Federal Reserve Bank, each quarterly, semi-annual, and annual financial statement of the Borrower (including but not limited to any FRY-9SP, FRY-9LP, FRY-6 and FRY-9C, as applicable) required to be filed by Borrower with the Federal Reserve Bank in the applicable Federal Reserve District;

     (e) as soon as available (but without duplication of any other requirements set forth in this Section 4.3.) a copy of all reports which are required by law to be furnished to any regulatory authority having jurisdiction over Borrower or any Bank Subsidiary (including without limitation Call Reports, but excluding any report which applicable law or regulation prohibits Borrower or a Bank Subsidiary from furnishing to Bank);

     (f) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all license, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance as described in Schedule 4.5 attached hereto, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements there to so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide


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dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $10,000,000.00.

     SECTION 4.9. BORROWER'S FINANCIAL CONDITION. Maintain Borrower's consolidated financial condition as follows using generally accepted account principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower's financial statements for period ending September 30, 2006:

     (a) ROA not less than 0.65% on a rolling four quarter basis, determined as of each fiscal quarter end, with "ROA" defined as the percentage arrived at by dividing net income by Total Assets, as reported in the most recent Call Report.

     (b) Allowance for loan and lease losses not less than 100% of the total amount of Non-Performing Assets, determined as of each fiscal quarter end, with "Non-Performing Assets" defined as the sum of: (i) all loans classified as past due 90 days or more and still accruing interest; (ii) all loans classified as 'non-accrual' and no longer accruing interest; (iii) all loans classified as 'restructured loans and leases'; and (iv) all other 'non-performing assets', including those classified as 'other real estate owned' and 'repossessed property', as reported in the then most recent Call Report.

     (c) Non-Performing Assets not greater than 10% of Primary Equity Capital, determined as of each fiscal quarter end, with "Non-Performing Assets" as defined above, and with "Primary Equity Capital" defined as the aggregate of allowance for loan and lease losses, as reported in the then most recent Call Report, plus Equity Capital (defined as the aggregate of perpetual preferred stock (and related surplus), common stock, surplus (excluding all surplus related to perpetual preferred stock), undivided profits and capital reserves, plus the net unrealized holding gains (or less the net realized holding losses) on available-for-sale securities, less goodwill and other disallowed intangible assets).

     SECTION 4.10. BORROWER'S AND BANK SUBSIDIARY FINANCIAL CONDITION. Cause Borrower and each Bank Subsidiary to maintain its categorization as Well Capitalized as defined by regulatory agencies having jurisdiction, which, pursuant to Section 38 of the Federal Deposit Insurance Act (created by Section 131 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA) of
1991) (entitled "Prompt Corrective Action") (herein, "Section 38"), which considers an institution "Well Capitalized" if, among other things, its Total Risk-Based Capital Ratio equals or exceeds 10%, its Tier 1 Risk-Based Capital equals or exceeds 6% and its Leverage equals or exceeds 5%. As used herein, "Total Risk-Based Capital Ratio," "Tier 1 Risk-Based Capital" and "Leverage" shall be defined and calculated in conformity with Section 38.

     SECTION 4.11. NOTICE TO BANK. Promptly (but in no event more than five (5) business days after Borrower knows or in the exercise of reasonable care and diligence should have known of the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving or the passage of time or both would constitute an Event of Default; (b) any change in the name or legal structure of borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding


                                       -6-
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deficiency with respect to any Plan; (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $10,000,000.00; (e) any change in Executive Management of Borrower or any Bank Subsidiary; with "Executive Management" defined as the Chief Financial Office or Chief Executive Officer; or (f) any negotiations to sell any capital stock of Borrower and/or any Bank Subsidiary, together with copies of any proposed buy/sell agreements; provided however, that this clause shall not be deemed approval by Bank of any such negotiation and shall not apply to information which under applicable law or regulation is prohibited from disclosure to Bank.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant thereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article 1 hereof.

     SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $50,000,000.00.

     SECTION 5.3. LEASE EXPENDITURES. Incur operating lease expense in any fiscal year in excess of an aggregate of $10,000,000.00.

     SECTION 5.4. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) trade debt and other similar obligations incurred in the ordinary course of business in favor of Borrower's suppliers, vendors and other Third Parties; and (c) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof; provided that Borrower's existing $20,000,000.00 secured line of credit shall be repaid in full and terminated no later than 30 days from the date of this Agreement.

     SECTION 5.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets or consolidations except (a) acquisitions in the same line of business as Borrower and its subsidiaries currently engage, so long as the cost of any such acquisition does not exceed 10% of Borrower's total consolidated assets (determined prior to such acquisition), and (b) acquisitions in a different line of business than Borrower and its subsidiaries currently engage in, so long as the cost of any such acquisition does not exceed 5% of Borrower's total consolidated assets (determined prior to such acquisition).


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     SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or thereafter outstanding; provided however, that so long as no Event of Default has occurred and is continuing, Borrower may pay cash dividends or distributions to its shareholders in any fiscal year not to exceed 10% of Borrower's net income for the prior fiscal year.

     SECTION 5.7. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except (i) any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof; and (ii) Permitted Liens. As used herein "Permitted Liens" shall mean
(a) Liens securing purchase money indebtedness and capital lease obligations (and refinancings thereof; (b) Liens for ad valorem, income or property taxes or assessments and similar charges that either are not delinquent or are being properly contested; (c) statutory Liens of carriers, warehousemen, mechanics suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being properly contested; (d) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, leases, appeal bonds and other obligations of like nature incurred by Borrower or any of its Subsidiaries in the ordinary course of business, and deposits made in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements; (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts, leases, or other similar obligations arising in the ordinary course of business; (f) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being properly contested; (g) Liens, deposits or pledges in the ordinary course of business to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations and liens, deposits or pledges in the ordinary course of business in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations; (h) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Borrower or any Subsidiary on deposit with or in possession of such bank; (i) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense; (j) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and (k) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses, provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay within five (5) business days of when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

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     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower under this Agreement or any other Loan Document fails to fairly present the financial condition of Borrower.

     (c) Any default in the performance of or compliance with the covenants contained in Sections 4.9, 4.10, 5.4, 5.5, 5.6 or 5.7 hereof, or any substantial default in the performance of or compliance with any other material obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default is not cured within thirty (30) days from its occurrence, or such longer period of time as may be reasonably necessary so long as cure of such default is being diligently pursued by Borrower during such extended cure period.

     (d) Any default under any other agreement between Borrower or any Bank Subsidiary and Bank, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower, any Bank Subsidiary, has incurred any debt or other liability to any person or entity in excess of $100,000.00, but only if such other person or entity has declared an event of default thereunder and such action is not being contested in good faith by Borrower or Bank Subsidiary, as applicable.

     (e) The filing of a notice of judgment lien against Borrower or any Bank Subsidiary in any amount in excess of $100,000.00, and enforcement of any such judgment has not been superseded or otherwise stayed; or the recording of any abstract of judgment against Borrower or any Bank Subsidiary in an amount in excess of $100,000.00 in any county which Borrower or such Bank Subsidiary has an interest in real property, and enforcement of any such judgment has not been superseded or otherwise stayed; or the service of a notice of levy and/or of a writ of attachment or execution; or other like process, against the assets of Borrower or any Bank Subsidiary, in an amount in excess of $100,000.00, and enforcement of any such levy or writ has not been superseded or otherwise stayed.

     (f) Borrower or any Bank Subsidiary shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Bank Subsidiary shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United State Code, as amended ore recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Bank Subsidiary or Third Party Obligor, or Borrower or nay Bank Subsidiary or Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Bank Subsidiary or Third Party Obligor shall be adjudicated a bankruptcy, or an order for relief shall be entered against Borrower or any Bank Subsidiary by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) The dissolution or liquidation of Borrower or any Bank Subsidiary; or Borrower or any Bank Subsidiary shall take action to seeking to effect such dissolution or liquidation.

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     (h) The issuance or proposed issuance against Borrower, or any affiliate of
Borrower (including without limitation, any Bank Subsidiary) of any or formal administrative action, temporary or permanent, by any federal or state regulatory agency having jurisdiction or control over Borrower or such affiliate, such action taking the form of, but not limited to: (i) any or formal directive citing conditions or activities deemed to be unsafe or unsound or breaches of fiduciary duty or law or regulation which directive would impair the prospect of payment or performance by Borrower of its obligations under the Loan Documents; (ii) a memorandum of understanding; (iii) a cease and desist order;
(iv) the termination of insurance coverage of customer deposits by the Federal Deposit Insurance Corporation; (v) the suspension or removal of key executives, or the prohibition of participation in the business affairs of Borrower or such affiliate; (vi) any capital maintenance agreement; or (vii) any other regulatory action, agreement or understanding with respect to Borrower or such affiliate.

     SECTION 6.2. REMEDIES. Upon the occurrence and continuation of any Event of
Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect an other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, request and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER: STERLING FINANCIAL CORPORATION
               111 North Wall Street
               Spokane, WA 99201
               Attn: Chief Financial Officer

     BANK:     WELLS FARGO BANK, NATIONAL ASSOCIATION
               Correspondent Banking Northwest
               999 3rd Avenue, 14th Floor
               Seattle, WA 98104

Or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all reasonably and responsibly allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution of defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declatory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representative, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents, subject to Borrower's consent, which consent shall not be unreasonably conditioned, withheld or delayed; provided, however, no such assignment, transfer, sale or participation shall (i) be made to any person or entity other than a Well Capitalized financial institution, as defined in Section 38; and (ii) release Bank of its obligations to the Note and remaining Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower, any Bank Subsidiary or any collateral required hereunder.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

     SECTION 7.11. ARBITRATION.

     (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

     (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Washington selected by the American Arbitration Association ("AAA");
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     (c) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single mutually acceptable arbitrator and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators selected in accordance with the Rules; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Washington or a neutral retired judge of the stet or federal judiciary of Washington, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable ad will give effect to the states of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Washington and may grant any remedy or relief as is necessary to make effective any award. The arbitrator shall also have the power to award reasonable fees, to impose sanctions and to take such other action as the arbitrator seems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedures, the Washington Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (d) Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

     (e) Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding to the prevailing party.

     (f) Miscellaneous. To the maximum extend practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

STERLING FINANCIAL CORPORATION          WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION


By: /s/ Daniel G. Byrne                 By: /s/ David S. Hernandez
    ---------------------------------       ------------------------------------
Title: EVP - Finance                        David S. Hernandez
                                            SVP & Division Manager

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 29, 2006, by and between STERLING FINANCIAL CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of August 4, 2006, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.1 (a) is hereby amended by deleting "Forty Million Dollars ($40,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Thirty Million Dollars ($30,000,000.00)," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of August 29, 2006 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     2. In consideration of the changes set forth herein, promptly upon receipt by Bank of an executed copy of this Amendment and the Line of Credit Note reducing the maximum principal amount of the Line of Credit to $30,000,000.00, Bank shall refund to Borrower $5,000.00 of the $20,000.00 that the Borrower has paid to Bank as a commitment fee.

     3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

STERLING FINANCIAL CORPORATION          WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION


By: /s/ Daniel G. Byrne                 By: /s/ Brandon Kowsky
    ---------------------------------       ------------------------------------
Title: Executive Vice President,            Brandon Kowsky
       Assistant Secretary,                 Vice President
       and Chief Financial Officer


                                       -2-